UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The board of directors (“Board”) of Valero Energy Corporation (the “Company”), upon recommendation from its Compensation Committee, approved certain long-term incentive awards for its named executive officers (as defined in Item 402(a)(3) of Regulation S-K) effective October 20, 2005.

Stock options.  Options to purchase shares of common stock, $0.01 par value, of the Company (the “Options”) were issued to four named executives of the Company in the quantities listed below.  The Options were granted pursuant to the Company’s 2005 Omnibus Stock Incentive Plan (the “2005 OSIP”).  The Options have a term of 7 years and vest in annual one-fifth increments beginning on the first anniversary of the grant date.  The Options have an exercise price of $94.955, representing the fair market value of the Company’s common stock on the date of grant.

Executive	Option Shares
Gregory C. King, President	22,000
William E. Klesse, Executive Vice President and Chief Operating Officer	22,000
Keith D. Booke, Executive Vice President and Chief Administrative Officer	12,300
Michael S. Ciskowski, Executive Vice President and Chief Financial Officer	12,300

Restricted stock.  Shares of restricted common stock of the Company (“Restricted Shares”) were issued to four named executives of the Company in the quantities listed below.  The Restricted Shares were granted pursuant to the 2005 OSIP.  The Restricted Shares vest in annual one-fifth increments beginning on the first anniversary of the grant date.

Executive	Restricted Shares
Gregory C. King	7,800
William E. Klesse	7,800
Keith D. Booke	4,120
Michael S. Ciskowski	4,120

Restricted stock units.  The Committee and the Board’s independent directors granted to William E. Greehey, Chief Executive Officer and Chairman of the Board, an award of 60,110 restricted stock units (“Restricted Units”), payable in the form of cash.  The Restricted Units vest in annual one-fifth increments beginning on the first anniversary of the grant date.  On the date of each vesting, the cash payment to Mr. Greehey will be equal to one-fifth of the number of original units granted multiplied by the average price of the Company’s common stock on the vesting date.  Accordingly, the value of the award will increase or decrease depending on whether the price of the Company’s common stock increases or decreases during each vesting period, thereby aligning Mr. Greehey’s interests with the share-price performance of the Company’s common stock for each of the next five years.  The Restricted Units also contain dividend equivalent rights during the time the units are unvested (“Dividend Rights”).  As and when dividends are declared on Valero’s common stock, in settlement of the Dividend Rights Greehey will be entitled to receive a cash payment equal to the product of: (a) the declared dividend per share on Valero’s common stock, multiplied by (b) the number of unvested Restricted Units held by Greehey on the dividend record date.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

* 10.01	Valero Energy Corporation 2005 Omnibus Stock Incentive Plan, as amended and restated effective October 1, 2005.

* 10.02	Form of Restricted Stock Agreement pursuant to the 2005 Omnibus Stock Incentive Plan.

* 10.03	Form of Stock Option Agreement pursuant to the 2005 Omnibus Stock Incentive Plan.

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: October 26, 2005	By:	/s/ Jay D. Browning
Jay D. Browning
Vice President and Secretary

EXHIBIT INDEX

Number	Exhibit

10.01	Valero Energy Corporation 2005 Omnibus Stock Incentive Plan, as amended and restated effective October 1, 2005.

10.02	Form of Restricted Stock Agreement pursuant to the 2005 Omnibus Stock Incentive Plan.

10.03	Form of Stock Option Agreement pursuant to the 2005 Omnibus Stock Incentive Plan.